Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen – Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES PROMOTION OF DAREN SWENSON TO EXECUTIVE

VICE PRESIDENT AND CHIEF CORRECTIONS AND REENTRY OFFICER

Brentwood, Tenn. – December 12, 2025 – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic” or the “Company”) announced today that CoreCivic’s Board of Directors (the “Board”) has appointed Daren Swenson, who currently serves as CoreCivic’s Senior Vice President and Chief Corrections Officer, to Executive Vice President and Chief Corrections and Reentry Officer (CCRO), effective January 1, 2026, overseeing the operations for our corrections, detention, and reentry facilities.

Damon T. Hininger, CoreCivic’s Chief Executive Officer, commented, “Daren is an exceptional leader whose decades of service within the organization has allowed him to develop an in-depth knowledge of our business. I am confident that Daren’s demonstrated abilities will serve us well in the midst of a period of rapid growth.”

Patrick D. Swindle, CoreCivic’s President and Chief Operating Officer, added, “I look forward to Daren’s continued contributions to operational excellence, drawing on his extensive experience with the Company, as we tend to the growing needs of our government partners.”

Mr. Swenson said, “I am deeply honored by the trust CoreCivic’s Board and executive leadership have placed in me with this new role. Having spent my career with CoreCivic since 1992, I have witnessed firsthand the dedication and professionalism of our team as we work to serve our government partners and the public good. I am grateful for the opportunity to continue helping individuals on their path to reentry and addressing the complex needs of our government partners. As we move forward during this exciting period of growth, I look forward to working alongside my colleagues to deliver innovative solutions and uphold the high standards that define CoreCivic.”

Mr. Swenson began his career with CoreCivic in 1992 at our Prairie Correctional Facility in Appleton, Minnesota as a Correctional Sergeant. Before becoming Senior Vice President and Chief Corrections Officer of the Company, Mr. Swenson progressed through multiple leadership positions including Warden, Managing Director, and Vice President. Mr. Swenson holds bachelor’s degrees in psychology and sociology from North Dakota State University and a master’s degree in management with a concentration in Organizational Leadership from Middle Tennessee State University.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements concerning executive leadership positions at CoreCivic and prospects of growth in CoreCivic’s business. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in CoreCivic’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by CoreCivic with the Securities and Exchange Commission (“SEC”) and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, CoreCivic undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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